CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #2 to the Registration Statement on Form N-1A of XD Fund Trust and to the use of our report dated November 24, 2025 on the financial statements and financial highlights of XD Treasury Money Market Fund, a series of XD Fund Trust, appearing in Form N-CSR for the year ended September 30, 2025, which are also incorporated by reference into the Registration Statement.

/s/Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

January 27, 2026